UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets

On October 31, 2014, Eagle Bancorp, Inc. (“Eagle”) completed its acquisition of Virginia Heritage Bank (“Virginia Heritage”). The acquisition of Virginia Heritage was effected through the merger (the “Merger”) of Virginia Heritage with and into EagleBank, Eagle’s wholly-owned subsidiary bank, in accordance with the Agreement and Plan of Reorganization (the “Merger Agreement”) among Eagle, EagleBank and Virginia Heritage, dated June 9, 2014.

Pursuant to the Merger Agreement, based on the average closing price of Eagle common stock during the twenty trading day period ended on October 24, 2014, the fifth trading day prior to closing, of $32.42 (the Eagle Average Share Price”) holders of shares of Virginia Heritage common stock have a right to receive 0.6632 shares of Eagle common stock and $7.50 in cash for each share of Virginia Heritage common stock held immediately prior to the effective date of the Merger, plus cash in lieu of fractional shares at a rate equal to the Eagle Average Share Price. Each option to acquire Virginia Heritage common stock that was outstanding immediately prior to the effective date of the Merger vested in full and was converted into an option to purchase shares of Eagle common stock on the same terms and conditions as were applicable prior to the Merger, subject to adjustment based on the 0.8946 option exchange ratio. Each share of Eagle common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.  As a result of the Merger, approximately 4.0 million shares of Eagle common stock are expected to be issued in exchange for outstanding shares of Virginia Heritage common stock, subject to adjustment for the elimination of fractional shares.

Additionally, pursuant to the Merger Agreement, each of the 15,300 shares of Virginia Heritage’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, $1,000 liquidation amount per share (“Virginia Heritage Series A Preferred Stock”), issued pursuant to which was issued to the U.S. Treasury’s pursuant to the Small Business Lending Fund Program, was exchanged for one share of a new series of Eagle’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share (the “Series C Preferred Stock”), which ranks equally with and has substantially identical terms and conditions as Eagle’s existing Senior Non-Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (“Series B Preferred Stock”).

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report. The description of the Series C Preferred stock does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary to the Articles of Incorporation designating the Series C Preferred Stock. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

In connection with the Merger, each of the 15,300 shares of Virginia Heritage Series A Preferred Stock, was exchanged for one share of a Eagle’s Series C Preferred Stock, having substantially equal right, powers and preferences, and which will rank equally with Eagle’s Series B Preferred Stock.

Item 5.02                                           Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, as of the effective time, David P. Summers was appointed to fill a newly created vacancy in the Company’s Board of Directors.  Mr. Summers will also serve as a member of the Board of Directors of EagleBank, where he is expected to serve on the Asset/Liability Committee, the Directors’ Loan Committee and Credit Review Committee.  Other than the Merger and the terms of the Merger Agreement, there are no arrangements or understandings between Mr. Summers and any other person pursuant to which he was selected as director and there are no material transactions between Mr. Summers and the Company.

In connection with the his appointment as a member of the Board of Directors of the Company and EagleBank, Mr. Summers entered into a Director Compensation Agreement with Eagle and EagleBank pursuant to which he will be compensated for his services as a member of the Boards of Directors of Eagle and EagleBank. Mr. Summers will receive compensation of $300,000 on an annualized basis, subject to annual increase, in lieu of all other fees for service on the Boards of Directors. The agreement has an initial term expiring May 31, 2016, subject to his election or appointment as a member of the Board of Directors of the Company or EagleBank.

The agreement provides that during the term and, subject to continued payment of his then current compensation on a monthly basis, for a period of eighteen months after termination of his services as a director, Mr. Summers will not in any capacity (i) provide any advice, assistance or services of the kind which he provides to the Company, EagleBank and their affiliates or regarding any activities in which they engage, to a bank or financial services business, including but not limited to any consumer savings, commercial banking, insurance or trust business, or a savings and loan or mortgage lending, or other business in which EagleBank has invested significant resources in anticipation of commencing, or to any person or entity that is attempting to form such a business if it operates any office, branch or other facility that is (or is proposed to be) located within a fifty mile radius of the location of the Company’s headquarter or any branch of the Company, EagleBank or their affiliates, or (ii) sell or solicit sales of such products within such area, or assist any competitor in such sales activities.

The agreement also provides that Mr. Summers shall not on his own behalf on behalf of any other person, induce or attempt to induce any customers, suppliers, officers, directors, employees, contractors, consultants, agents or representatives of, or any other person that has a business relationship with, the Company, EagleBank, or their affiliates, to discontinue, terminate or reduce the extent of their relationship with such entity or to solicit any such customer for any competitive product or service, or otherwise solicit any customer or employee of the Company, EagleBank or their affiliates.

Item 9.01.                                        Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired. The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(b)  Pro Forma Financial Information.  The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

2.1                               Agreement and Plan of Reorganization, dated as of June 9, 2014 by and among Eagle Bancorp, Inc., EagleBank and Virginia Heritage Bank - Incorporated by reference to Exhibit 2.1 to Eagle Bancorp, Inc.’s Current Report on Form 8-K filed on June 10, 2014.

3.1                               Articles Supplementary to the Articles of Incorporation of Eagle Bancorp, Inc. designating the Series C Preferred Stock - Incorporated by reference to Exhibit 3.1 to Eagle Bancorp, Inc.’s Current Report on Form 8-K filed on October 29, 2014.

10.1                        Director Compensation Agreement among Eagle Bancorp, Inc., EagleBank and David P. Summers.

99.1                        Press Release dated November 3, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: November 4, 2014